                                   EXHIBIT 99


                             [Churchill Downs Logo]

                                Contacts for Hollywood Park Inc.: Mike Finnegan President and Chief Executive Officer of Realty Investment Group Inc.
                                                                 or R.D. Hubbard
                                  Chief Executive Officer of Hollywood Park Inc.
                                                                  (949) 752-4841

                         Contact for Churchill Downs Incorporated:  Karl Schmitt
                                           Senior Vice President, Communications
                                                   (502) 636-4594/(502) 551-1395
                                                       or Chantelle Kammerdiener
                                                      Investor Relations Manager
                                                   (502) 636-4415/(502) 266-8731
                                                               KENTUCKYDERBY.COM


                      CHURCHILL DOWNS COMPLETES ACQUISITION
                           OF HOLLYWOOD PARK RACETRACK

LOUISVILLE, KY. (Sept. 10, 1999) - Churchill Downs Incorporated (Nasdaq: CHDN) ("Churchill Downs") and Hollywood Park Inc. (NYSE: HPK) announced today that they have completed the transaction in which Churchill Downs purchased the Hollywood Park Race Track and the Hollywood Park Casino, including approximately 240 acres of land at the track site in Inglewood, Calif.

         Under the terms of the agreement, Churchill Downs paid $140 million in cash for the assets and has granted Hollywood Park Inc. a 10-year lease on the Hollywood Park Casino, a California card club, at a lease rate of $3 million per year with one 10-year renewal option and an adjustment to the rent during the renewal period. Plans for the transaction were initially announced in May 1999.

         Eual Wyatt will continue to serve as vice president and general manager for Hollywood Park Race Track. Additionally, Churchill Downs recently announced that racing industry veteran Allen Gutterman will oversee Hollywood Park's marketing efforts. Don Robbins will step into a new role as a consultant for the track in the areas of governmental and racing affairs.

         "The completion of the Hollywood Park Race Track purchase is a milestone for our Company," said Thomas H. Meeker, president and chief executive officer for Churchill Downs. "We are excited to now be a part of the excellent West Coast racing circuit and to begin integration of this historic racetrack into our existing operations. The addition of Hollywood Park's simulcast program will be essential to our efforts as we continue to build a comprehensive simulcast network."

                                    - MORE -
                               ------------------
                          Churchill Downs Incorporated
                               700 Central Avenue
                              Louisville, KY 40208
                                 (502) 636-4400
                               FAX: (502) 636-4430
                                    Address:
                              www.kentuckyderby.com

Churchill Downs Incorporated Completes Acquisition
Page 2
SEPTEMBER 10, 1999


         R.D. Hubbard, chief executive officer of Hollywood Park Inc., said, "We are pleased to have completed the sale of the Hollywood Park Race Track to Churchill Downs as we continue to focus on the development of our gaming businesses. Churchill Downs is a leader in the racing industry, which will ensure the continuation of live racing at Hollywood Park for the foreseeable future."

         Churchill Downs Incorporated, headquartered in Louisville, Ky., is one of the world's leading horse racing companies. Its flagship operation, Churchill Downs racetrack, is home of the Kentucky Derby and will host its 126th running on May 6, 2000. The Company has additional racing and simulcast-wagering operations in Kentucky, Indiana and Florida and interests in various racing services companies. Churchill Downs Incorporated can be found on the Internet at KENTUCKYDERBY.COM.

         Hollywood Park Inc. is a diversified gaming company that owns and operates eight casinos (four with hotels) in Nevada, Mississippi, Louisiana and Argentina; owns a card club casino and, via the transaction with Churchill Downs Incorporated, leases a second card club casino, both in the Los Angeles metropolitan area; and owns and operates a racing facility in Arizona. Hollywood Park Inc. is also in the developmental stages of the Belterra Resort and Casino, a riverboat gaming casino on the Ohio River in Indiana (located in Switzerland County, Ind., 35 miles from Cincinnati) and has announced its intentions to seek the 15th and final gaming license to be issued in Louisiana (at a site in Lake Charles, La.). In connection with the sale of the Hollywood Park Race Track, Hollywood Park Inc. relocated its corporate offices to Glendale, Calif.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS MADE BY CHURCHILL DOWNS INCORPORATED AND PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE READER IS CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE PRESENTLY ESTIMATED AMOUNTS. THESE RISKS AND UNCERTAINTIES INCLUDE: THE CONTINUED ABILITY OF THE COMPANY TO EFFECTIVELY COMPETE FOR THE COUNTRY'S TOP HORSES AND TRAINERS NECESSARY TO FIELD HIGH-QUALITY HORSE RACING; THE CONTINUED ABILITY OF THE COMPANY TO GROW ITS SHARE OF THE INTERSTATE SIMULCAST MARKET; A SUBSTANTIAL CHANGE IN REGULATIONS AFFECTING OUR GAMING ACTIVITIES; A SUBSTANTIAL CHANGE IN ALLOCATION OF LIVE RACING DAYS; THE IMPACT OF COMPETITION FROM ALTERNATIVE GAMING (INCLUDING LOTTERIES AND LAND-BASED, RIVERBOAT AND CRUISE SHIP CASINOS) AND OTHER SPORTS AND ENTERTAINMENT OPTIONS IN THOSE MARKETS IN WHICH THE COMPANY OPERATES; A DECREASE IN RIVERBOAT ADMISSIONS REVENUE FROM THE COMPANY'S INDIANA OPERATIONS; YEAR 2000 COMPUTER ISSUES; AND THE COMPANY'S SUCCESS IN ITS PURSUIT OF STRATEGIC INITIATIVES DESIGNED TO GENERATE ADDITIONAL REVENUES.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT FUTURE RESULTS AND, ACCORDINGLY, SUCH RESULTS MAY DIFFER FROM THOSE EXPRESSED IN FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF HOLLYWOOD PARK, INCLUDING STATEMENTS RELATED TO THE OPTION TO SELL PROPERTY TO MARVIN DAVIS, OR THE SALES OF PROPERTY FOR NON SPORTS USE. FOR MORE INFORMATION ON THE POTENTIAL FACTORS THAT COULD AFFECT THE COMPANY'S FINANCIAL RESULTS, REVIEW THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND THE COMPANY'S OTHER FILINGS WITH THE SEC.